UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2022

WATERSIDE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	811-08387	54-1694665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Peachtree Pkwy, Suite 4245

Cumming, GA 30041

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 341-5898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Current Report on Form 8-K filed on December 21, 2021 by Waterside Capital Corporation (the “Company”) with the Securities and Exchange Commission on December 17, 2021, Ryan Schadel, the holder of 69.7% of the voting power of the Company’s issued and outstanding capital stock, acting by written consent, approved an amendment to the Company’s Amended and Restated Articles of Incorporation (the “A&R Articles”) that would have the effect of changing the Company’s corporate name from Waterside Capital Corporation to Metavesco, Inc. (the “Name Change”). The Name Change was also approved by the Company’s board of directors on December 17, 2021.

On May 18, 2022, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the A&R Articles in order to effect the Name Change for state law purposes. The Name Change remains subject to clearance by the Financial Industry Regulatory Authority (FINRA) for SEC and trading purposes. The Company expects that the Name Change will be cleared by FINRA in the near future.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the registrant’s Amended and Restated Articles of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterside Capital Corporation

Date: May 24, 2022	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer